FRAMEWORK AGREEMENT

FRAMEWORK AGREEMENT

concluded by and between

Octavian International Limited
Company No. 04185988
Bury House
1-3 Bury Street
Guildford Surrey GU2 4AW
United Kingdom

and

Ziria Enterprises Ltd.
319, 28th October Street
Kanika Business Centre
2nd Floor
Limassol
Cyprus

and

Harmen Brenninkmeijer
born 23 January 1965
25 Ayias Zonis Str Suite 167
Limassol
Cyprus 3027

ON THE ONE HAND and

Austrian Gaming Industries GmbH
FN 109445 z
Wiener Strasse 158
2352 Gumpoldskirchen
Austria

ON THE OTHER HAND

as follows:

1	Preamble

1.1
Octavian International Limited is a company limited by shares with corporate seat at Bury House and business address at 1-3 Bury Street, Guildford Surrey GU2 4AW, United Kingdom, registered in the Companies House under Company No. 04185988 ("Octavian Ltd"). A group chart describing the ownership and group structure of Octavian and its shareholders and affiliates (the "Octavian Group") as at the date hereof is attached hereto as Exhibit 1.1.

1.2
Ziria Enterprises Ltd. is a limited liability company with corporate seat in Cyprus and business address at, 319, 28th October Street, Kanika Business Centre, 2nd Floor, Limassol, Cyprus, ("Ziria"). Ziria is the sole shareholder of Octavian Ltd.

1.3	Mr Harmen Brenninkmeijer, born on 23 January 1965("HB"), is the ultimate legal and beneficial owner of Octavian Ltd and Ziria and thus of the companies of the Octavian Group.

1.4
It is now contemplated to restructure the Octavian Group, including without limitation by certain share transfers and corporate restructurings as well as a third party investor financing round (the "PIPE Financing"). In the course of these restructurings, inter alia, a new 100% group holding company will be established (hereinafter "Octavian NewCo"; Octavian Ltd and Octavian NewCo are collectively also referred to as "Octavian"). Octavian NewCo will hold 100 % of the shares in Octavian Ltd. Octavian Ltd will continue to hold all rights (including the IP Rights as defined in the Transfer Agreement) and obligations (including the debts owed to AGI) as it held immediately prior to completion of the restructuring. A group chart describing the target ownership and group structure of the Octavian Group following these restructurings is attached hereto as Exhibit 1.4.

1.5
Austrian Gaming Industries GmbH is a limited liability company (Gesellschaft mit beschränkter Haftung) with corporate seat in Gumpoldskirchen and business address at Wiener Strasse 158, 2352 Gumpoldskirchen, Austria, registered in the companies register of the Wiener Neustadt Regional Court under FN 109445 z ("AGI"; Octavian, Ziria and AGI are collectively also referred to as the "Parties" and each of the Parties individually as a "Party").

1.6
Upon the terms and subject to the conditions of this Framework Agreement (the "Agreement") and certain agreements to be entered into by and between the Parties in connection with this Agreement, AGI is contemplating a potential transaction with and investment in Octavian.

2	Terms of Investment

2.1
As a consequence of an assumption of debts (Schuldübernahme) of CATS Ltd. by Octavian, as of the date of this Agreement, Octavian owes AGI a total of EUR 18,756,205.78, resulting from deliveries of goods and services by AGI (the "Accounts Payable").

2.2
Subject to the terms and conditions of this Agreement, AGI is prepared to convert an amount of EUR 8,000,000 of the Accounts Payable into a loan by AGI to Octavian (the "Loan"). Attached hereto as Exhibit 2.2 is a draft loan agreement on the basis of which AGI is prepared to provide the Loan to Octavian (the "Loan Agreement"). Octavian and AGI undertake to enter into the Loan Agreement upon satisfaction of the Conditions set forth in Clause 3.1.1.

2.3
As security for Octavian's obligations under the Loan, including without limitation as to payment of interest and repayment of principal, Octavian shall conditionally transfer to AGI all of its present and future rights, title and interest in the Products and Materials (as defined in the Transfer Agreement) on the terms and conditions of an Intellectual Property Rights Transfer Agreement in form and substance corresponding to the draft attached hereto as Exhibit 2.3 (the "Transfer Agreement"). The documentation relating to the IP Rights (as defined in the Transfer Agreement) in the Products and the Materials shall be deposited with an Austrian notary public acting as escrow agent as further set forth in the Transfer Agreement. Octavian and AGI undertake to enter into the Transfer Agreement simultaneously with the Loan Agreement. Drawdown of the Loan (as set forth in the Loan Agreement) shall be conditional upon due execution of the Transfer Agreement and deposit of the Products and Materials with the escrow agent pursuant to the terms of the Transfer Agreement.

2.4
Subject to and upon satisfaction of the Conditions set forth in Clause 3.1.1, AGI is further prepared to convert an additional amount of EUR 4,000,000 of the Accounts Payable into an equity participation in Octavian Ltd against issuance of a total of not less than 652 fully paid up newly issued shares of Octavian Ltd to AGI (the "First Round New Shares"). The First Round New Shares shall correspond to a participation in the total nominal share capital of Octavian Ltd of not less than 35 % and shall carry the same pro rata rights, including without limitation voting and dividend rights as all other shares of Octavian Ltd.

2.5
Subject to satisfaction of the Conditions set forth in Clause 3.1.1, AGI is further prepared to invest in Octavian an amount of USD 5,000,000 in cash against issuance to AGI of a total of not less than 5,000,000 fully paid up newly issued convertible notes issued by the Octavian NewCo, the 100% Delaware incorporated holding company of Octavian (the "Second Round Investment"). The Second Round Investment shall correspond to a participation in the total issued convertible notes of Octavian NewCo of not less than USD 20,000,000, inclusive of AGI's USD 5,000,000 and shall carry the same pro rata rights as all other convertible notes of Octavian NewCo. AGI is prepared to subscribe for the convertible notes on terms and conditions substantially similar to the terms at which the third party investors provide the USD 15,000.000 equity financing. Subject to any restrictions set out in the constitutional documents of the holding company or otherwise in any applicable listing rules or other law or regulation, AGI shall be free to sell or otherwise transfer its stake in Octavian NewCo in its sole discretion via a stock exchange or off market at any time. Notwithstanding anything contained in this Agreement or the Ancillary Agreements, the conversion of funds pursuant to Clause 2.2 and/or Clause 2.4 and/or the payment by AGI pursuant to Clause 2.5 shall not become effective or due, as the case may be and shall be blocked for drawdown by Octavian until receipt by AGI of the documents set forth in Clause 3.1.1. The Loan Agreement and the Transfer Agreement are collectively also referred to as the "Ancillary Agreements".

2.6
Subject to satisfaction of the Conditions set forth in Clause 3.1.1, AGI is prepared to enter into a share for Share Exchange Agreement pursuant to which the First Round New Shares will be exchanged for such number of fully paid up newly issued shares of common stock issued by Octavian NewCo - the 100% Delaware incorporated holding company of Octavian Ltd. - as shall equal 29,4% ownership of Octavian NewCo after giving effect to the Share Exchange Agreeement, the Second Round Investment (including all outside investors participating in such round alongside AGI) and assuming the conversion of all such convertible notes into common stock of Octavian NewCo, but not including the possible exercise of any common stock purchase warrants issued as part of the Second Round Investment, provided that AGI is prepared to enter such agreement on the basis that all the shareholders in Octavian NewCo shall have the same pro rata rights and obligations under such agreement.

2.7
Upon receipt by Octavian of the not less than USD 15,000.000 equity financing from third party investors (see Clause 3.1.1), Octavian shall repay to AGI promptly and without delay part of the Accounts Payable in an amount equal to EUR 2,000,000. Octavian further undertakes to repay the remainder of the Accounts Payable promptly in 3 (three) equal instalments of EUR 1,585,401,93 on  31.10.2008, 30.11.2008 and 31.12.2008 respectively.

2.8
Each of Ziria and HB hereby guarantees (§ 880a second case ABGB) the prompt compliance with and fulfilment of Octavian's obligations under or in connection with this Agreement, provided always that this shall not be a guarantee of the satisfaction of the Conditions.

3	Conditions

3.1
This Agreement and the obligations of the Parties hereunder are conditional upon satisfaction of all of the following (suspensive) conditions (the "Conditions"; aufschiebende Bedingungen) (to the extent not waived by AGI pursuant to Clause 3.2):

3.1.1
Receipt by AGI of (i) a written confirmation by Oppenheimer & Co. Inc. and (ii) other evidence satisfactory to AGI, including without limitation a copy of an escrow account statement, evidencing that an escrow agent acting on an irrevocable mandate for this transaction has irrevocably received, free and clear of all liens, charges, encumbrances and other third party rights of whatever kind or nature, an amount of not less than USD 15,000.000, due and payable to Octavian no later than on 30.09.2008 from third party investors independent from Octavian, its directors, shareholders and related parties; and

3.1.2
full (re)payment of all amounts due under that certain loan agreement by and between Octavian as borrower and eBet Limited as lender dated 20.06.2007 (the "eBet-Loan"); and submission of a written confirmation by eBet Limited that Octavian has duly fulfilled all of its obligations under the eBet-Loan; and

3.1.3
full and irrevocable discharge and release of the charge under that certain deed of charge by and between Octavian as chargor and eBet Limited as chargee dated 15.08.2007; and submission of a written confirmation by eBet Limited that it has no further rights or claims under or in connection with the charge or in relation to the charged property (as therein defined); and

3.1.4	execution of the Ancillary Agreements and deposit of the Products and Materials (as defined in the Transfer Agreement) with the escrow agent.

3.2	To the extent permitted by law, AGI may waive any of the Conditions set forth in Clause 3.1 at any time on or prior to the Long-Stop Date by a written instrument duly executed by AGI.

3.3
In the event that the Conditions have not been met or satisfied on or prior to 30.09.2008 (the "Long-Stop Date"), AGI and Octavian may terminate this Agreement by giving written notice to the other Party, unless the period(s) has/have been changed to (a) different date(s) by mutual consent. Neither AGI nor Octavian shall have a right to terminate this Agreement if they have prevented the occurrence of any of the Conditions.

4	Confidentiality

The Parties shall treat as strictly confidential and not disclose or use any information received or obtained as a result of entering into this Agreement which relates to (A) the existence, the subject matter or the provisions of this Agreement; or (B) the negotiations relating to this Agreement, unless (i) the disclosure or use is required by law, any regulatory body, or any recognised stock exchange on which securities of any Party or the holding company of any Party are listed or are to be listed; or (ii) the disclosure or use is required to vest the full benefit of this Agreement or of any other agreement entered into in connection with this Agreement in any Party; or (iii) the disclosure or use is required for the purpose of any judicial proceedings arising out of this Agreement or any other agreement entered into under or pursuant to this Agreement or the disclosure is made to a tax authority in connection with the tax affairs of the disclosing Party; or (iv) the disclosure is made to professional advisers of any Party on terms that such professional advisers undertake to comply with the provisions of this Clause 4 in respect of such information as if they were a party to this Agreement, or (v) the other Parties have given prior written approval to the disclosure or use. Each Party undertakes to use reasonable efforts to obtain comments from the other Party before making a disclosure or issuance of a release or public statement.

5	Costs and Expenses

5.1
Subject to Clause 5.2, each Party shall be responsible for and bear its own costs and expenses incurred in connection with the preparation, negotiation, conclusion and consummation of this Agreement and the Ancillary Agreements and the transactions contemplated thereby, including the costs and expenses of its advisors, in particular attorneys fees, auditors fees, as well as fees of financial advisors, if any.

5.2
All stamp duties (Rechtsgeschäftsgebühren) arising out of or in connection with the Agreement and/or the Ancillary Agreements, if any, shall be solely borne and paid by Octavian. Octavian shall indemnify and hold AGI and its advisers harmless from and against any stamp duties payable by AGI or any of its advisers.

6	Governing Law and Dispute Resolution

6.1
This Agreement shall be governed by and construed in accordance with Austrian law, with the exception of (i) the UN Sales Convention and (ii) the conflict of law rules of Austrian private international law.

6.2
Any and all disputes arising out of or in connection with this Agreement, including, without limitation, a dispute as to the conclusion, validity or existence of this Agreement, shall be finally and exclusively resolved and settled under the Rules of Arbitration and Conciliation of the International Arbitral Centre of the Economic Chamber Austria in Vienna, Austria, as amended from time to time (the "Vienna Rules"), by three arbitrators appointed in accordance with these rules. The language of the arbitration shall be English. The seat of the arbitration shall be Munich. Any award and/or final decision of the arbitrators shall include a decision on costs, including, without limitation, fees of counsel. Each of the Parties agrees not to resist the enforcement of any arbitration award obtained in connection with this Agreement other than as expressly permitted by the 1958 New York Convention on the Recognition and Enforcement of Foreign Arbitration Awards.

6.3
Notwithstanding Clause 6.2, the Parties agree that, in addition to any and all other remedies that may be available under this Agreement, each Party shall be entitled to request injunctive relief or to initiate injunction proceedings at the (ordinary) courts of competent jurisdiction.

7	Final Provisions

7.1
Each of the Parties shall from time to time execute such documents and perform such acts and things as any Party may reasonably require to give any Party the full benefit of this Agreement or the Ancillary Agreements.

7.2
This Agreement shall be drawn up in English and the English language shall therefore be the governing language. Any translations are for convenience only and shall thus not be authorative for the interpretation of this Agreement.

7.3	This Agreement is executed in 2 (two) counterparts, one for Octavian and one for AGI, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

7.4
This Agreement constitutes the entire agreement and understanding of the Parties relating to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, relating to the subject matter hereof. Any amendments and modifications shall be valid only if agreed upon in writing and signed by the Parties hereto; this formal requirement may only be waived in writing.

7.5
This Agreement shall be binding upon, and inure to the benefit of, the Parties and their respective successors and permitted assigns. This Agreement may not be assigned by Octavian or Ziria without the prior written consent of AGI or by AGI without the prior written consent of Octavian.

7.6
All Exhibits to this Agreement are an integral part of this Agreement. All Exhibits to this Agreement and all information disclosed therein is (are) true, accurate and complete and not misleading. All references in this Agreement to an Exhibit shall be deemed to be references to a clause of this Agreement unless the context otherwise requires.

7.7
Clause and subsection headings of this Agreement are for ease of reference only and do not affect the substance, meaning or interpretation of any provision hereof. Words denoting the singular include the plural and vice versa, words denoting any one gender include both genders. All references to legal provisions shall include references to any statutory modification or re-enactment thereof, whether before or after the Signing.

7.8
The Parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all Parties hereto, and no presumption or burden of proof shall arise favouring or disfavouring any Party by virtue of the authorship of any provision of this Agreement.

7.9
The failure of any Party to enforce or to exercise, at any time or for any period of time any term of or any right or remedy arising pursuant to or under this Agreement shall not constitute, and shall not be construed as, a waiver of such term or right or remedy and shall in no way affect that Party's right to enforce or exercise it later, provided that such right is not time barred, expired or precluded. Any waiver to this effect must be explicitly in writing.

7.10
If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, such provision or part shall to that extent be deemed not to form a part of this Agreement but the legality, validity or enforceability of the remainder of this Agreement shall not be affected. The illegal, invalid or unenforceable provision, in whole or in part, shall be replaced by such valid and enforceable provision which corresponds to the original intention and purpose of the illegal, invalid or unenforceable provision.

7.11
Any notice(s) required or permitted in connection with this Agreement or by law (each a "Notice") shall be given in writing by an authorized representative of the relevant Party and shall be delivered by hand, sent to the recipient by certified or registered mail or by international courier service (such as DHL, UPS or the like), or facsimile transmission (with the original to follow within 5 Business Days) to the address set forth below or an address to be provided by the relevant Party in writing and by certified or registered mail, postage prepaid, with reference to this Clause 7.11 to the other Party. Any Notice shall be effective upon receipt and shall be deemed to have been received:

▪	at the time of delivery, if delivered by hand, registered or certified mail or courier;
▪	at the time of transmission in legible form, if delivered by fax.

If to Octavian:
Octavian International Limited
Attn: Harmen Brenninkmeijer and Peter Moffitt
Bury House
1-3 Bury Street
Guildford Surrey GU2 4AW
United Kingdom
Fax: +44 1483 543 540

If to AGI:
Austrian Gaming Industries GmbH
c/o AGI Hungaria Kft
Emese Altusz
Attn: Peter Stein
Fo utca 186
9352 Veszkeny
Hungary
Fax: +36 96 575 006

The Parties agree that notwithstanding any other provisions of this Agreement or the Ancillary Agreements, any communication to be made under or in connection with this Agreement or the Ancillary Agreements shall be made to an address outside the Republic of Austria. The foregoing sentence applies to any communication under or in connection made by fax, electronic message, including in particular emails or attachments thereto, or in any other written form relevant for purposes of the Austrian Stamp Duty Act (GebG). In particular, no such communication shall be sent, read, brought, transferred, saved or kept within the Republic of Austria at any time.

List of Exhibits

Exhibit 1.1	Current Group Structure Chart;
Exhibit 1.4	Target New Group Structure Chart;
Exhibit 2.2	Draft Loan Agreement;
Exhibit 2.3	Draft Transfer Agreement;

2008

For and on behalf of Octavian International Limited

For and on behalf of Ziria Enterprises Ltd.

For and on behalf of Harmen Brenninkmeijer

Exhibit 1.1 to Framework Agreement

Harmen Brenninkmeijer
100%
Balaton Holding
Cyprus
100%
Ziria Enterprises Ltd
Cyprus
100%
Octavian International Ltd
UK
100%
Argelink SA
Argentina
100%
Octavian Italy*
Italy
50%
Octavian Ukraine
Ukraine
100%
000 Atlantis
Russia
100%
Octavian St Petersburg
Russia
Branch of Oct International
Octavian SPb
Russia
100%
Octavian International Ltd
Europe (UK)
100%
Octavian Germany Ltd**
UK
51%
Octavian Germany GmbH
Germany
100%
Casino Amusement
Technology Supplies
Ltd
UK
100%
CATS Ltd
Russia
100%
Octavian Latin
America SA
Columbia
89.70%
Octavian International
(Latin America) Ltd
UK
100%
ISHIR
Octavian Lt
74.90%
this is Atlantis. Will be renamed to Octavian Russia but not finalised
This entity is in process of being closed down and replaced by Octavian SPb Russia
We have CATS Moscow which is a Branch of CATS UK Ltd. It is not a 100% subsidiary.
This JV was set up years ago but never finalised since Octavian didn't pay up the capital. We are inprocess of closing it down. No activities have ever taken place in it.
*other 50% Mauro Crivillente
**other 49% Sedat Mumcu

0804216 1000250.1 11

Octavian Global Technologies INC

All amounts in ($'000's)

Step 1:
AGI Agreement: AGI exchanges €4 million ($6.4million USD) of accounts payable into 35% of Octavian International Ltd UK Equity

Step 2:
PacificNet Agreement: Ziria will assign 5% of its value to PacificNet

Step 3:
Lilac Agreement: Ziria will assign 13% of its holdings to Lilac LLC

Step 4:
Table represents the ownership of Octavian Pre-Financing

Step 4b:
Table represents the ownership of Octavian Pre-Financing in # of shares based on a price of $3.0 per share

STEP4		
Pre-financing Ownership of Octavian		
Ziria	$9.885	53.7%
AGI	$6.440	35.0%
PacificNet	$598	3.3%
Lilac LLC	$1.477	8.0%
Total	£18.400	100.0%

STEP 4b		
Pre-financing Ownership of Octavian		
Ziria	$9.885	53.7%
AGI	$6.440	35.0%
PacificNet	$598	3.3%
Lilac LLC	$1.477	8.0%
Total	$18.400	100.0%

STEP 5	
$20 million financing	
Ziria	
AGI	$5.000
PacificNet	
Lilac LLC	
New Investors	$15.000
Total	$20.000

STEP 6

# of shares issued pre-financing		
Price p/s	$3.00	
Ziria	3.295	53.7%
AGI	2.147	35.0%
PacificNet	199	3.3%
Lilac LLC	492	8.0%
Total	6.133	100.0%

# of shrs issued via cvt debt	
Price p/s	$3.10
Ziria	
AGI	1.613
PacificNet	
Lilac LLC	
New Investors	4.890
Total	6,452

# of shrs issued via Incentive Stock		
Price p/s	$0.00	
Ziria		
AGI	323	25.0%
PacificNet		0.0%
Lilac LLC		0.0%
New Investors	968	75.0%
Total	1.290	100.0%

Harmen	3.295	54%
AGI	2.147	35%
Insiders	692	11%

Harmen	-	0%
AGI	323	100%
Insiders	-	0%

0804216 1000250.1

14

STEP7

Net share ownership after Financing		
Ziria	2,995	21.6%
Employees	300	2.16%
AGI	4,082	29.4%
PacificNet	199	1.4%
Lilac LLC	482	3.5%
New Investors	5,806	41.8%
Total	13,875	100%

Harmen	2,995	22%
AGI	4,082	29%
Insiders	991	7%
New Investors	5,806	42%

STEP 8

# of shares issued via Warrant Exercise		
Ziria	-	0.0%
Employees	-	0.0%
AGI	806	5.8%
PacificNet	-	0.0%
Lilac LLC	-	0.0%
New Investors	2.419	16.4%
Total	3,226	23.2%

STEP 9

Fully Diluted share ownership		
Ziria	2,995	17.5%
Employees	300	1.75%
AGI	4,889	28.6%
PacificNet	199	1.2%
Lilac LLC	492	2.9%
New Investors	8,226	48.1%
Total	17,101	100.0%

Harmen	2,995	18%
AGI	4,889	29%
Insiders	991	6%
New Investors	8,226	48%

0804216 1000250.1

15

DRAFT- SUBJECT TO CONTRACT

THE TAKING OF THIS DOCUMENT OR ANY CERTIFIED COPY OF THIS DOCUMENT OR ANY DOCUMENT WHICH CONSTITUTES SUBSTITUTE DOCUMENTATION THEREOF, INCLUDING WRITTEN CONFIRMATIONS OR REFERENCES THERETO, INTO AUSTRIA AS WELL AS PRINTING OUT ANY E-MAIL COMMUNICATION WHICH REFERS TO THIS DOCUMENT IN AUSTRIA OR SENDING ANY E-MAIL COMMUNICATION CARRYING AN ELECTRONIC OR DIGITAL SIGNATURE WHICH REFERS TO THIS DOCUMENT TO AN AUSTRIAN ADDRESSEE MAY CAUSE THE IMPOSITION OF AUSTRIAN STAMP DUTY. ACCORDINGLY, KEEP THE ORIGINAL DOCUMENT AS WELL AS ALL CERTIFIED COPIES THEREOF AND WRITTEN AND SIGNED REFERENCES THERETO OUTSIDE OF AUSTRIA AND AVOID PRINTING OUT ANY E-MAIL COMMUNICATION WHICH REFERS TO THIS DOCUMENT IN AUSTRIA OR SENDING ANY E-MAIL COMMUNICATION CARRYING AN ELECTRONIC OR DIGITAL SIGNATURE WHICH REFERS TO THIS DOCUMENT TO AN AUSTRIAN ADDRESSEE.

EXHIBIT 2.2 to Framework Agreement

Austrian Gaming Industries GmbH
(Lender)

and

Octavian International Limited
(Company)

Loan Agreement

DRAFT- SUBJECT TO CONTRACT
DRAFT- SUBJECT TO CONTRACT

THE TAKING OF THIS DOCUMENT OR ANY CERTIFIED COPY OF THIS DOCUMENT OR ANY DOCUMENT WHICH CONSTITUTES SUBSTITUTE DOCUMENTATION THEREOF, INCLUDING WRITTEN CONFIRMATIONS OR REFERENCES THERETO, INTO AUSTRIA AS WELL AS PRINTING OUT ANY E-MAIL COMMUNICATION WHICH REFERS TO THIS DOCUMENT IN AUSTRIA OR SENDING ANY E-MAIL COMMUNICATION CARRYING AN ELECTRONIC OR DIGITAL SIGNATURE WHICH REFERS TO THIS DOCUMENT TO AN AUSTRIAN ADDRESSEE MAY CAUSE THE IMPOSITION OF AUSTRIAN STAMP DUTY. ACCORDINGLY, KEEP THE ORIGINAL DOCUMENT AS WELL AS ALL CERTIFIED COPIES THEREOF AND WRITTEN AND SIGNED REFERENCES THERETO OUTSIDE OF AUSTRIA AND AVOID PRINTING OUT ANY E-MAIL COMMUNICATION WHICH REFERS TO THIS DOCUMENT IN AUSTRIA OR SENDING ANY E-MAIL COMMUNICATION CARRYING AN ELECTRONIC OR DIGITAL SIGNATURE WHICH REFERS TO THIS DOCUMENT TO AN AUSTRIAN ADDRESSEE.

Contents

1	Definitions	1
2	Loan and Drawdown	2
3	Interest	2
4	Repayments	2
5	Payments	3
6	Default	3
7	Security	3
8	Remedies and Waivers	4
9	Assignment	4
10	Place of Performance	4
11	Stamp Duties	4
12	Governing Law and Dispute Resolution	5
13	Notices	5
Execution page		7
Schedule 1		8
Schedule 2		9

DRAFT - SUBJECT TO CONTRACT

THE TAKING OF THIS DOCUMENT OR ANY CERTIFIED COPY OF THIS DOCUMENT OR ANY DOCUMENT WHICH CONSTITUTES SUBSTITUTE DOCUMENTATION THEREOF, INCLUDING WRITTEN CONFIRMATIONS OR REFERENCES THERETO, INTO AUSTRIA AS WELL AS PRINTING OUT ANY E-MAIL COMMUNICATION WHICH REFERS TO THIS DOCUMENT IN AUSTRIA OR SENDING ANY E-MAIL COMMUNICATION CARRYING AN ELECTRONIC OR DIGITAL SIGNATURE WHICH REFERS TO THIS DOCUMENT TO AN AUSTRIAN ADDRESSEE MAY CAUSE THE IMPOSITION OF AUSTRIAN STAMP DUTY. ACCORDINGLY, KEEP THE ORIGINAL DOCUMENT AS WELL AS ALL CERTIFIED COPIES THEREOF AND WRITTEN AND SIGNED REFERENCES THERETO OUTSIDE OF AUSTRIA AND AVOID PRINTING OUT ANY E-MAIL COMMUNICATION WHICH REFERS TO THIS DOCUMENT IN AUSTRIA OR SENDING ANY E-MAIL COMMUNICATION CARRYING AN ELECTRONIC OR DIGITAL SIGNATURE WHICH REFERS TO THIS DOCUMENT TO AN AUSTRIAN ADDRESSEE.

Loan Agreement

Dated                                                                                            2008

Between

(1)	Austrian Gaming Industries GmbH of Wiener Strasse 158,
A-2352 Gumpoldskirchen, Austria, FN 109445 z (Lender); and

(2)	Octavian International Limited registered in England and Wales with number 04185988 of Bury House, 1-3 Bury Street, Guildford (Company).

It is agreed as follows:

1	Definitions

1.1	In this Agreement, the following definitions shall apply:

Business Day means any day on which the banks in Vienna are generally open for business;

Escrow Agent means [●], notary public with offices in [●];

Encumbrance means any mortgage, charge, pledge, lien or any other security interest;

Event of Default has the meaning given in clause 6;

IP Rights has the meaning set out in the Transfer Agreement

Loan has the meaning given in clause 2.1.

Materials has the meaning set out in the Transfer Agreement;

Products has the meaning set out in the Transfer Agreement; and

Transfer Agreement means the agreement relating to the rights of the Lender in relation to the Products and Materials upon the occurrence of an Event of Default and as set out in Schedule 1 to this Agreement.

2	Loan and Drawdown

2.1
Subject to clause 2.2, the Lender agrees to convert a sum of [● €8,000,000] of outstanding trading debt owed by the Company to the Lender into a loan of [● €8,000,000] [1]  made on the terms set out in this Agreement (the "Loan").

2.2
The Loan shall be conditional upon due execution of the Transfer Agreement and deposit of the Materials with the Escrow Agent as set forth under the Transfer Agreement. The conversion of the trading debt owed by the Company into the Loan shall be effective upon (i) receipt by the Lender of a drawdown notice by the Company in the form attached hereto as Schedule [●] and (ii) due execution of the Transfer Agreement and deposit of the Materials with the Escrow Agent, whichever is the later. Effective conversion of the trading debt shall be deemed to constitute disbursement (Zuzählung) of the Loan.

3	Interest

3.1	Interest shall accrue daily on the proportion of the Loan outstanding from time to time in accordance with clause 3.2, from the date of this Agreement until the Loan is repaid in full.

3.2
Interest shall be calculated annually at a rate of 3 months USD-Libor as [● quoted on page [●] of [●]] plus 4 per cent on the principal amount of the Loan (subject to a maximum cap on the interest rate of 8 per cent) and to be paid in accordance with clause 4.

4	Repayments

4.1
The Loan shall be repayable by the Company in monthly instalments as set out in Schedule 2 or as agreed from time to time between the Company and the Lender and which shall be paid in accordance with clause 4.2.

4.2
Subject to clause 6 the Company will pay the instalments set out at clause 4.1 above together with all accrued but unpaid interest monthly in arrears commencing on the last Business Day of the month of this Agreement and on the last Business Day of each successive month thereafter until repayment in full has been made. Payment shall be made subject to clause 10 to an account notified in writing by the Lender to the Company.

4.3	The Company may, by giving the Lender prior written notice, prepay the Loan and any accrued but unpaid interest at any time in whole or in part.

1 AGI to confirm exact amounts.

5	Payments

Unless required by law and unless the Company and the Lender agree otherwise, all payments made by the Company hereunder shall be made free and clear of and without any deduction for or on account of any tax, set-off or counterclaim.

6	Default

If, for any reason whatsoever, any of the following events (each an "Event of Default") occurs:

6.1.1	the Company fails to pay when due any sum payable under this Agreement and such failure is not rectified within 30 days of the due date for such payment; or

6.1.2
steps are taken for the winding-up or dissolution of the Company, the Company becomes insolvent or is deemed unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986; steps are taken by any person to appoint an administrative or other receiver of the Company or any of its property or assets; or steps are taken towards an application for an administration order in relation to the Company; or

6.1.3
it becomes impossible or unlawful, in the reasonable opinion of the Lender, to fulfil any of the obligations contained in this Agreement or for the Lender to exercise any of the rights vested in it under this Agreement, then the Lender (i) by notice in writing to the Company, may terminate the obligations of the Lender under this Agreement and/or may declare the outstanding amount of the Loan and all accrued but unpaid interest immediately due and payable, at which time it shall become immediately due and payable; and (ii) may exercise its rights under the Transfer Agreement.

7	Security

7.1
As security for the payment of the Loan pursuant to this Agreement, the Company undertakes simultaneously with execution of this Agreement and no later than upon submitting the drawdown notice pursuant to clause 2.2, to:

(a)	enter into the Transfer Agreement and comply with all obligations set out therein; and

(b)	enter into an agreement with an Austrian notary public acting as escrow agent appointed by the Lender for the deposit of materials relating to the Products in the form annexed to this Agreement.

7.2	The Company undertakes that it shall not, from the date of this Agreement until repayment of the Loan (and all interest accrued thereon) in full in accordance with the terms of this Agreement:

(a)	assign ownership of any of the IP Rights in the Products or Materials to any person other than the Lender;

(b)	grant any licence or sub-licence of any IP Rights in the Products or Materials to any person other than in the ordinary course of business or with the prior written consent of the Lender; or

(c)	create or permit to subsist any Encumbrance over the IP Rights in the Products or Materials other than pursuant to this Agreement and the Transfer Agreement or otherwise to the Lender.

8	Remedies and Waivers

No failure to exercise, or any delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

9	Assignment

The Lender (but not the Company) may assign any of its rights under this Agreement to any person.

10	Place of Performance

The Parties agree that that the exclusive place of performance (Erfüllungsort) for all rights and obligations under this Agreement shall in any case be a place outside the Republic of Austria, which especially means that all payment of amounts under this Agreement shall be made from and to, respectively, a bank account outside of the Republic of Austria. It is expressly agreed between the Parties hereto that any performance within the Republic of Austria will not establish Austria as the place of performance and shall be deemed not effective with respect to any Party hereto. Further, the Parties agree that the fulfilment of any contractual obligation under this Agreement within Austria does not result in a discharge of debt.

11	Stamp Duties

All stamp duties (Rechtsgeschäftsgebühren) arising out of or in connection with this Agreement, if any, shall be solely borne and paid by the Company. The Company shall indemnify and hold AGI and its advisers harmless from and against any stamp duties payable by AGI or any of its advisers.

12	Governing Law and Dispute Resolution

This Agreement shall be governed by and construed in accordance with Austrian law, with the exception of (i) the UN Sales Convention and (ii) the conflict of law rules of Austrian private international law.

Any and all disputes arising out of or in connection with this Agreement, including, without limitation, a dispute as to the conclusion, validity or existence of this Agreement, shall be finally and exclusively resolved and settled under the Rules of Arbitration and Conciliation of the International Arbitral Centre of the Economic Chamber Austria in Vienna, Austria, as amended from time to time (the "Vienna Rules"), by three arbitrators appointed in accordance with these rules. The language of the arbitration shall be English. The seat of the arbitration shall be Munich. Any award and/or final decision of the arbitrators shall include a decision on costs, including, without limitation, fees of counsel. Each of the Parties agrees not to resist the enforcement of any arbitration award obtained in connection with this Agreement other than as expressly permitted by the 1958 New York Convention on the Recognition and Enforcement of Foreign Arbitration Awards.

Notwithstanding the foregoing, the Parties agree that, in addition to any and all other remedies that may be available under this Agreement, each Party shall be entitled to request injunctive relief or to initiate injunction proceedings at the (ordinary) courts of competent jurisdiction.

13	Notices

Any notice(s) required or permitted in connection with this Agreement or by law shall be given in writing by an authorized representative of the relevant Party and shall be delivered by hand, sent to the recipient by certified or registered mail or by international courier service (such as DHL, UPS or the like), or facsimile transmission (with the original to follow within 5 Business Days) to the address set forth below or an address to be provided by the relevant Party (but in any case an address outside of Austria) in writing and by certified or registered mail, postage prepaid, with reference to this Clause 13 to the other Party. Any Notice shall be effective upon receipt and shall be deemed to have been received:

▪	at the time of delivery, if delivered by hand, registered or certified mail or courier;

▪	at the time of transmission in legible form, if delivered by fax.

If to the Borrower:
Octavian International Limited
Attn: Harmen Brenninkmeijer and Peter Moffitt
Bury House
1-3 Bury Street
Guildford Surrey GU2 4AW
United Kingdom
Fax: +44 (0) 1483 543 540

If to the Lender:
Austrian Gaming Industries GmbH
c/o AGI Hungária
Emese Altusz
Attn: Peter Stein
9352 Veszkény
Hungary
Fax: +36 96 575 006

The Parties agree that notwithstanding any other provisions of this Agreement, any communication to be made under or in connection with the Loan or this Agreement shall be made to an address outside the Republic of Austria. The foregoing sentence applies to any communication under or in connection made by fax, electronic message, including in particular emails or attachments thereto, or in any other written form relevant for purposes of the Austrian Stamp Duty Act (GebG). In particular, no such communication shall be sent, read, brought, transferred, saved or kept within the Republic of Austria at any time.

As witness the hands of the duly authorised representatives of the parties hereto the day and year first before written.

[Remainder of this page intentionally left blank. Execution page follows immediately.]

Execution page [Important Note: To be executed outside of Austria]

Signed by [ ] duly authorised for and on behalf of AUSTRIAN GAMING INDUSTRIES GmbH	) ) ) )

Signed by [ ] duly authorised for and on behalf of OCTAVIAN INTERNATIONAL LIMITED	) ) ) )

Schedule 1

Intellectual Property Agreement

Schedule 2

Instalments

36 equal instalments of € 22,2222.23 to be paid on the last Business Day of each month commencing with the last Business Day of the month of this Agreement and on the last Business Day of each successive month thereafter until repayment in full has been made.

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EXHIBIT 2.3 TO FRAMEWORK AGREEMENT

INTELLECTUAL PROPERTY RIGHTS TRANSFER AGREEMENT

concluded by and between

Octavian International Limited
Company No. 04185988
Bury House
1-3 Bury Street
Guildford Surrey GU2 4AW
United Kingdom

hereinafter referred to as "Octavian"

and

Ziria Enterprises Ltd.
319, 28th October Street
Kanika Business Centre
2nd Floor
Limassol
Cyprus

hereinafter referred to as "Ziria"

and

Harmen Brenninkmeijer
born 23 January 1965
25 Ayias Zonis Str Suite 167
Limassol
Cyprus 3027

hereinafter referred to as "HB"

ON THE ONE HAND

and

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Austrian Gaming Industries GmbH
FN 109445 z
Wiener Strasse 158
2352 Gumpoldskirchen
Austria

hereinafter referred to as "AGI"

ON THE OTHER HAND

as follows:

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Octavian, Ziria, HB and AGI (together the "Parties") mutually declare and agree that:

1.
Octavian asserted to be the sole owner of all present and future local, foreign or international patents, trade marks, service marks, trade names, design rights, database rights, copyrights (including copyright in software), rights in inventions and topography rights whether or not registered, including all applications and rights to apply for registration (hereinafter referred to as "IP Rights") in all products listed in Annex A (these products and any part thereof hereinafter referred to as the "Products");

2.
Octavian asserted to be the owner of all IP Rights in and to hold ownership title to all materials related to the Products (these materials and any part thereof hereinafter referred to as the "Materials") as far as necessary to perform those IP-Rights in the Products;

3.	they have entered into a loan agreement dated [●] (hereinafter referred to as the "Loan Agreement");

4.
when entering into the Loan Agreement, the Parties intended that all the IP Rights of Octavian in the Products and Materials are transferred to AGI under the Condition as set forth in Article 1 of this Intellectual Property Rights Transfer Agreement (the "Agreement");

5.	the Parties now want to confirm this conditional full transfer of IP Rights in the Products and Materials in writing.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

Article 1 Condition

The transfer of IP Rights in the Products and Materials pursuant to Article 2 of this Agreement shall be conditional upon an Event of Default (as defined in the Loan Agreement) having occurred (hereinafter referred to as the "Condition").

Article 2 Full Transfer of all Rights in the Products

The Parties hereby confirm and agree that all IP Rights and the ownership of Octavian in the Products and Materials are transferred to AGI upon AGI giving notice that (i) the Condition has been fulfilled; (ii) the IP Rights in the Products and Materials will be fully transferred to AGI 5 Business Days after receipt of the notice by Octavian (in accordance with the notice provisions of this Agreement); and (iii) setting out the details required pursuant to Article 5 below (the "Transfer Notice").

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This transfer shall be without limitation with regard to content, duration and area (territory), including possible extensions of the duration of copyright, including the right to identify itself as producer of the Products and including the right to possible new exploitation methods and rights, and - insofar as the transfer of the full IP Rights in the Products and Materials under any jurisdiction may not be possible - accordingly, with regard to content, duration and area (territory) unlimited, exclusive, transferable and irrevocable rights of use and/or rights to utilize the IP Rights in the Products and Materials are granted to AGI. Therefore, AGI shall have acquired the exclusive unlimited right in and/or right to utilize the IP Rights in the Products and Materials. Octavian hereby irrevocably confirms that AGI is entitled without restrictions and irrevocably to all the IP Rights in the Products. AGI is therefore in particular exclusively entitled to the use of the IP Rights in the Products and Materials by itself or any third party, true to original or processed by any existing or future possible method, worldwide and without time limitations, for any purpose, in particular to - irrespective of method and quantity - copy, distribute copies, further develop and change, disseminate, lease, send, perform, make available to the public and/or to transfer or grant these rights entirely or in part to third parties and/or grant (sub-)licences.

There is no obligation of use by AGI but it is intended that AGI uses reasonable efforts to exploit the IP Rights in the Products and Materials transferred to it during the Protected Period pursuant to Article 5. AGI shall not be obliged to affix any reference to the author of the Products.

Article 3 Transfer of Rights in the Materials

At signing of this Agreement, Octavian shall have deposited the Materials in escrow with [●], acting as escrow agent (the "Escrow Agent"). The Escrow Agent shall hold in escrow and release the Software Materials subject to the terms and conditions of this Agreement and the escrow agreement attached hereto as Annex C (the "Escrow Agreement").

Upon dispatch of the Transfer Notice in accordance with Article 2, AGI shall be entitled to immediately notify the Escrow Agent in writing that the Condition has been fulfilled and notice has been given to Octavian that the IP Rights in the Products and Materials, including Software Materials will be transferred on the date set out in the Transfer Notice.

Upon receipt of such notice, the Escrow Agent shall hand over the Software Materials to AGI without undue delay in order to transfer the Software Materials to AGI.

Upon transfer of the IP Rights in the Products and the Materials to AGI, AGI shall be entitled to use the IP Rights in the Materials as far as necessary to perform the IP-Rights in the Products.

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Article 4 Compensation for the Transfer of Rights and Materials

The transfer of the IP Rights in the Products and Materials hereunder shall become valid upon fulfilment of the Condition and service on the Transfer Notice in accordance with Article 2 and shall occur on the date set out in the Transfer Notice. It serves as security for the full settlement of claims by AGI out of or in connection with the Loan Agreement and this Agreement.

Octavian therefore has no claim for any compensation, regardless of the value of the transferred rights today or in the future. Any right for rescission of this Agreement or any claim for invalidation or avoidance or adjustment of this Agreement including without limitation for reasons of error, change of circumstances, frustration of contract or on the basis of leasio enormis (Sec 934 ABGB) shall be excluded.

Article 5 Protected Period

This Article 5 shall apply in the event that the IP Rights in the Products and Materials are transferred to AGI in accordance with Article 2 (other than where such transfer occurs as a result of an Event of Default under clause 6.1.2 of the Loan Agreement). In the Transfer Notice, AGI shall set out the amount of the Loan (plus all accrued but unpaid interest thereon) which is outstanding in accordance with the Loan Agreement at the date that the transfer occurs in accordance with Article 2.

For a period of 12 months following the transfer of the IP Rights in the Products and Materials pursuant to Article 2 (the "Protected Period"), it is intended that AGI uses reasonable efforts to exploit the IP Rights in the Products and Materials transferred to it provided always that for the Protected Period, AGI shall not transfer, licence, assign, pledge or otherwise grant rights to any person in respect of the IP Rights in the Products and Materials (other than in the ordinary course of business). In any case AGI shall in particular have the right also within the Protection Period for AGI to license the IP Rights in the Products and Materials on an End User License level to be able to exploit the IP Rights in the Products and Materials.

If, at any time during the Protected Period,

1.	Octavian repays to AGI the amount of the Loan and accrued but unpaid interest thereon along with any reasonable costs incurred by AGI in enforcing the terms of the Loan Agreement or this; or
2.
AGI receives from the exploitation of the IP Rights in the Products and Materials an amount that is equal to the total of the Loan plus accrued but unpaid interest thereon and any reasonable costs incurred by AGI in enforcing the terms of the Loan Agreement or this Agreement and any reasonable costs incurred by AGI in connection with such exploitation,

AGI shall, within 5 Business Days of such event occurring, undertake all steps required to transfer the IP Rights back to Octavian and shall promptly pursue all registrations and other steps required to complete such transfer. Octavian shall reimburse AGI for all reasonable costs incurred by AGI in completing the transfer to Octavian as contemplated by this Article 5. Nothing contained in this Article 5 shall, however, in any way limit or prejudice the transfer of the IP Rights in the Products and of the Materials to AGI hereunder.

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Article 6 Representations and Warranties and Indemnification

Octavian represents, warrants and guarantees (§ 880a second case ABGB) that each of the following are true, correct, complete and not misleading as of the date hereof and acknowledges that AGI has entered into this Agreement and the Loan Agreement in reliance of these representations, warranties and guarantees:

(i)	the Products have been created by Octavian‘s employees, and Octavian is the sole and unrestricted owner of the exclusive rights in the Products;
(ii)	Octavian is the sole and unrestricted owner of all the IP-Rights in the Products and Materials;
(iii)
no third party is entitled to any IP Rights with regard to the Products (other than in the ordinary course of Octavian's Business, being distributing and selling the Products and other gaming products to distributors to distribute said Products and other gaming products and end users to use said Products and other gaming products as end user, or as approved in writing by AGI), Octavian is not limited in its disposition regarding these rights by any grant of such rights of use in the ordinary course of Octavian´s Business to third parties;

(iv)	Octavian is authorized to transfer the IP Rights in the Products and Materials without any approval of any third party and without any limitation;
(v)	all persons that are considered as authors of the Products have explicitly waived their rights to be named as authors of the Products.

The representations, warranties and guarantees set forth under (i) through (v) above shall be deemed to be repeated on and as of each date on which a payment is due to be made by Octavian under the Loan Agreement.

Octavian shall indemnify and hold AGI harmless from and against any damages, liabilities, losses, penalties, expenses, assessments or judgements of any nature whatsoever (including, without limitation, attorney's fees and expenses, consultant's and investigator's fees and expenses, and other costs and expenses incident to any suit, action or proceeding), suffered or incurred, directly or indirectly, by AGI as a result of, arising out of or relating to (A) any breach of any representation, warranty or guarantee made by Octavian under or pursuant to this Agreement; or (B) any violation, contravention or breach of any covenant, agreement or obligation of Octavian under or pursuant to this Agreement.

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Article 7 Covenants of Octavian, HB and Ziria

Octavian undertakes that it shall not, from the date of this Agreement until repayment of the Loan (and all interest accrued thereon) in full in accordance with the terms of the Loan Agreement:

(i)	assign ownership of any of the IP Rights in the Products or Materials to any person other than AGI;
(ii)	grant any licence or sub-licence of any IP Rights in the Products or Materials to any person other than in the ordinary course of Octavian's Business or with the prior written consent of AGI; or
(iii)
create or permit to subsist any Encumbrance (as defined in the Loan Agreement) over the IP Rights in the Products or Materials other than pursuant to this Agreement and the Loan Agreement or otherwise to AGI.

Ziria and HB hereby confirm and guarantee (§ 880a second case ABGB) that, as at the date of this Agreement, Octavian owns all the IP-Rights in the Products and Materials as set out in paragraphs 1 and 2 and concerning the compliance with and the fulfilment of Octavian´s obligations out or in connection with this Agreement Ziria and HB must use their best reasonable endeavours that Octavian fulfils its obligations under this Agreement.

Article 8  Governing Law and Dispute Resolution

This Agreement shall be governed by and construed in accordance with Austrian law, with the exception of (i) the UN Sales Convention and (ii) the conflict of law rules of Austrian private international law.

Any and all disputes arising out of or in connection with this Agreement, including, without limitation, a dispute as to the conclusion, validity or existence of this Agreement, shall be finally and exclusively resolved and settled under the Rules of Arbitration and Conciliation of the International Arbitral Centre of the Economic Chamber Austria in Vienna, Austria, as amended from time to time (the "Vienna Rules"), by 3 (three) arbitrators appointed in accordance with these rules. The language of the arbitration shall be English. The seat of the arbitration shall be Munich. Any award and/or final decision of the arbitrators shall include a decision on costs, including, without limitation, fees of counsel. Each of the Parties agrees not to resist the enforcement of any arbitration award obtained in connection with this Agreement other than as expressly permitted by the 1958 New York Convention on the Recognition and Enforcement of Foreign Arbitration Awards.

Notwithstanding the foregoing, the Parties agree that, in addition to any and all other remedies that may be available under this Agreement, each Party shall be entitled to request injunctive relief or to initiate injunction proceedings at the (ordinary) courts of competent jurisdiction.

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Article 9 Final Provisions

Each of the Parties shall from time to time execute such documents and perform such acts and things as any Party may reasonably require to give any Party the full benefit of this Agreement.

This Agreement shall be drawn up in English and the English language shall therefore be the governing language. Any translations are for convenience only and shall thus not be authorative for the interpretation of this Agreement.

This Agreement is executed in 2 (two) counterparts, one for Octavian and one for AGI, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

This Agreement constitutes the entire agreement and understanding of the Parties relating to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, relating to the subject matter hereof. Any amendments and modifications shall be valid only if agreed upon in writing and signed by the Parties hereto; this formal requirement may only be waived in writing.

This Agreement shall be binding upon, and inure to the benefit of, the Parties and their respective successors and permitted assigns. This Agreement may not be assigned by Octavian or Emperor without the prior written consent of AGI or by AGI without the prior written consent of Octavian.

All Exhibits to this Agreement are an integral part of this Agreement. All Exhibits to this Agreement and all information disclosed therein is (are) true, accurate and complete and not misleading. All references in this Agreement to an Exhibit shall be deemed to be references to a clause of this Agreement unless the context otherwise requires.

Clause and subsection headings of this Agreement are for ease of reference only and do not affect the substance, meaning or interpretation of any provision hereof. Words denoting the singular include the plural and vice versa, words denoting any one gender include both genders. All references to legal provisions shall include references to any statutory modification or re-enactment thereof, whether before or after the Signing.

The Parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all Parties hereto, and no presumption or burden of proof shall arise favouring or disfavouring any Party by virtue of the authorship of any provision of this Agreement.

The failure of any Party to enforce or to exercise, at any time or for any period of time any term of or any right or remedy arising pursuant to or under this Agreement shall not constitute, and shall not be construed as, a waiver of such term or right or remedy and shall in no way affect that Party's right to enforce or exercise it later, provided that such right is not time barred, expired or precluded. Any waiver to this effect must be explicitly in writing.

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If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, such provision or part shall to that extent be deemed not to form a part of this Agreement but the legality, validity or enforceability of the remainder of this Agreement shall not be affected. The illegal, invalid or unenforceable provision, in whole or in part, shall be replaced by such valid and enforceable provision which corresponds to the original intention and purpose of the illegal, invalid or unenforceable provision.

Any notice(s) required or permitted in connection with this Agreement or by law (each a "Notice") shall be given in writing by an authorized representative of the relevant Party and shall be delivered by hand, sent to the recipient by certified or registered mail or by international courier service (such as DHL, UPS or the like), or facsimile transmission (with the original to follow within 5 Business Days) to the address set forth below or an address to be provided by the relevant Party in writing and by certified or registered mail, postage prepaid, with reference to this Article 8 to the other Party. Any Notice shall be effective upon receipt and shall be deemed to have been received:

▪	at the time of delivery, if delivered by hand, registered or certified mail or courier;
▪	at the time of transmission in legible form, if delivered by fax.

If to Octavian:
Octavian International Limited
Attn: Harmen Brenninkmeijer and Peter Moffit
Bury House
1-3 Bury Street
Guildford Surrey GU2 4AW
United Kingdom
Fax: +44 (0) 1483 543 540

If to AGI:
Austrian Gaming Industries GmbH
c/o AGI Hungária Kft.
Emese Altusz
Attn: Peter Stein
Fö utca 186
9352 Veszkény
Hungary
Fax: +36 96 575 006

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The Parties agree that notwithstanding any other provisions of this Agreement Agreements, any communication to be made under or in connection with this Agreement shall be made to an address outside the Republic of Austria. The foregoing sentence applies to any communication under or in connection made by fax, electronic message, including in particular emails or attachments thereto, or in any other written form relevant for purposes of the Austrian Stamp Duty Act (GebG). In particular, no such communication shall be sent, read, brought, transferred, saved or kept within the Republic of Austria at any time.

________________, this ______________. 2008

For and on behalf of Octavian International Limited

[● Name], born [● date]

For and on behalf of Ziria Enterprises Ltd.

[● Name], born [● date]

For and on behalf of Harmen Brenninkmeijer

For and on behalf of Austrian Gaming Industries GmbH

[● Name], born [● date]	[● Name], born [● date]

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EXHIBIT 2.3 to FRAMEWORK AGREEMENT

ANNEX A

The flat pack game kit commonly known as "Maverick" developed by Octavian including all and any modifications thereto and all games developed by Octavian for use on a Maverick but in any event not less than all of the IPR and materials required to be deposited in escrow under the terms of the eBet escrow/loan as on 14.07.2008 (see in Annex B enclosed Escrow Deposit Lodgment Form dated on 14th July, 2008).

The source and object code for (i) Accounting, Control and Progressive System (which provides all the required processes to run route slot operations including machine meter collection, collation, accounting, cashless, play tracking, bonussing, multiple progressive, data visualisation, asset logs, full asset control, Wide Area Progressives (centrally controlled) and flexible reporting with remote .net access), (ii) all software embedded within the Products, but in any event not less than all of the IPR and materials required to be deposited in escrow under the terms of the eBet escrow/loan as on 14.07.2008 (see enclosed Escrow Deposit Lodgment Form dated on 14th July, 2008).

Escrow Deposit Lodgment Form dated on 14th July, 2008

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ESCROW DEPOSIT LODGEMENT FORM

Date: **14th July, 2008**

File Number: **FN1438** **Deposit Number:** **DP2190**

Escrow Agreement dated 17 July 2007 between

Owner : **Octavian International Limited**

Chargee : **eBet Limited**

____ Initial deposit   _X_ Supplementary deposit

Names and version of Licensed Programs included in this deposit:

1.	MyACP_EC:	
	Accounting and Control	3.1.0.3
	Administrative tools	1.0.2.0
	GLI Reports	1.0.5.2
	IOC and GLM Configuration	1.0.0.15
	Machine Events	2.0.0.7
	User Manager	2.0.0.9
	ACPMM	3.8.5L
	DropServer	3.26.2L
	WWWCtrl	2.5.4L
	GLMMan	2.6.1L
	DConfig	3.7.2L
	MsgLog	3.9.0
	GLM	5.4.6B
	BSVersion	1.0.0
	Licman	2.5.0
	BaseSys	v1.11 rev A, V2.86
	Bootloader	V1.40
	UCB	V U018.088R
	Components	Text File
	Construction Manual	Text File
2.	Maverick: (Electronic Gaming Machine)	V2.10
3.	Extra Cash Jackpot System:	V5.5.0
4.	Advanced Gaming Engine (AGE):	V3.70
5.	Dream Games:	
	Black Light:	15-150 - v.50s
	Crazy Garden:	15-150 - v.55s
	Free Wild:	15-150 - v.51s
	Lucky Twins:	15-150 - v.52s
	Sweet Street:	15-150 - v.51s
	Hot Race:	sHR.15/150 - v.57s
	Pilot School:	sPS.25/250.BR - v.58s (Bingo Risk)
	Night Taxi:	sNT.25/250.BR - v.60s (Bingo Risk)
6.	GLI Certificates	Text documents

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ANNEX B

[●] Escrow Agreement